EXHIBIT 24

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence T. Jilk, Jr. and H. Anderson Ellsworth, Esquire, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Signatures                       Title


/s/ Gary L. Rhoads                 Treasurer                        May 12, 1997
--------------------------         (Principal Financial
Gary L. Rhoads                     and Accounting Officer)

/s/ John H. Body                   Director                         May 12, 1997
--------------------------
John H. Body

                                   Director
--------------------------
J. Ralph Borneman, Jr.

/s/ John J. Dau                    Director                         May 12, 1997
--------------------------
John J. Dau

/s/ Frederick H. Gaige             Director                         May 12, 1997
--------------------------
Frederick H. Gaige

/s/ Lawrence T. Jilk, Jr.          Director, President              May 12, 1997
--------------------------         and Chief Executive
Lawrence T. Jilk, Jr.              Officer (Principal
                                   Executive Officer)

                                   Director
--------------------------
Patricia L. Langiotti

/s/ Kenneth A. Longacre            Director                         May 12, 1997
--------------------------
Kenneth A. Longacre

/s/ C. Robert Roth                 Director                         May 12, 1997
--------------------------
C. Robert Roth


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/s/ Harold C. Wegman               Director                         May 12, 1997
--------------------------
Harold C. Wegman, D.D.S.

/s/ Wayne R. Weidner               Director and                     May 12, 1997
--------------------------         Executive
Wayne R. Weidner                   Vice President